EXHIBIT 10.1

                RENEWAL PROMISSORY NOTE(Revolving Line Of Credit)


$225,000.00                                              Effective July 22, 2003
                                                         Naples, Florida

      FOR VALUE RECEIVED, ROBOTIC WORKSPACE TECHNOLOGIES, INC., a Maryland corporation, authorized and registered as a foreign corporation to do business in the State of Florida, (sometimes hereinafter referred to as the "undersigned" or the "Borrower"), promises to pay to the order of FIFTH THIRD BANK, FLORIDA or any subsequent holder of this Note ("Lender") at its principal offices located at 999 Vanderbilt Beach Road, Naples, Florida 34108 (or at such other place or places as Lender may designate) the principal sum of Two Hundred Twenty Five Thousand and No/100 Dollars ($225,000.00) or so much thereof as may be from time to time outstanding, plus interest thereon at the Interest Rate hereinafter defined, all in accordance with the terms and conditions of this Renewal Promissory Note (this "Note"). This Note is secured by a Security Agreement of even date (the "Agreement"), and UCC Financing Statements (the "Financing Statements") and other agreements by and between Borrower and Lender. This Note, Security Agreement, Financing Statements and such other agreements are hereinafter referred to collectively as the "Loan Documents" and the loan evidenced thereby is, hereinafter referred to as the "Loan" Terms used herein but not otherwise defined hereunder are defined as set forth in the Loan Documents. All of the terms, definitions, conditions and covenants of the Loan Documents are expressly made a part of this Note by reference in the same manner and with the same effect as if set forth herein at length, and any holder of this Note is entitled to the benefits of and remedies provided in the Loan Documents. Subject to the terms and conditions of this Note and the Loan
Documents, Lender shall advance funds to Borrower, such that Borrower may borrow, partially or wholly repay, and reborrow, on a revolving basis, up to a maximum principal sum equal to the face amount of this Note at any one time outstanding, subject to the limitations set forth in Section 4 below.

      1. Prime Rate. For purposes hereof, "Prime Rate" means the fluctuating rate of interest per annum established by Lender as its prime lending rate in effect from time to time whether or not such rate shall be otherwise published. Such Prime Rate is established by Lender as an index or base rate and may or may not at any time be the best or lowest rate of interest offered by Lender.

      2. Interest Rate. The outstanding Loan principal balance shall bear interest at a variable Interest Rate per annum equal to the Prime Rate plus two percent (Prime Rate plus 2%). The Interest Rate hereunder shall be adjusted daily in accordance with fluctuations in the Prime Rate. Interest shall be computed on the basis of a daily amount of interest accruing on the daily outstanding principal balance during a three hundred sixty (360) day year multiplied by the actual number of days the principal is outstanding during such applicable interest period.

      3. Terms of Repayment. All accrued but unpaid interest shall be due and payable monthly, in arrears, with the first such payment due and payable August 22, 2003 and subsequent payments due and payable on the same day of each and every month thereafter during the term of this Note. All accrued but unpaid interest and the entire outstanding principal balance shall be due and payable in full on the Maturity Date as defined in Paragraph 5 below.

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This Renewal  Promissory Note renews that certain Renewal  Promissory Note dated
July 22, 2002 and executed by Borrower In favor of Lender in the original principal amount of $225,000 (the "Original Note."). Documentary Stamp Taxes were paid on the Original Note. This Renewal Note does not extend or renew more than the original face amount of the Original Note Pursuant to Florida Statutes Chapters 199 and 201, no additional stamp taxes are due hereon. All payments of principal and interest shall be made in lawful currency of the United States of America which shall be legal tender in payment of all debts, public and private, at the time of payment.

      4. Limitations on Advances. Notwithstanding anything herein to the contrary, advances under this Note shall be limited so that the outstanding principal balance at any one time shall not exceed $225,000.00. If, at any time during the term of this Note, the outstanding principal balance exceeds the limits set forth above, Borrower shall immediately pay to Lender the amount of such excess. Subject to the above, so long as Borrower and any Guarantor are not in default under any of the terms of this Note or other Loan Documents, and Borrower and any Guarantor are not in default under any other agreements or loans with Lender, Borrower may draw on this Note from time to time in amounts requested by Borrower so long as the maximum outstanding principal amount of the Loan at any one time shall not exceed $225,000.00.

      5.  Advances  Discretionary.   Notwithstanding   anything  herein  to  the
contrary, all advances under this Note shall be at Lender's discretion and subject to Borrower's financial condition remaining acceptable to Lender.

      6. Prepayment. This Note may be prepaid in whole or in part at any time without fee, premium or penalty. Any partial prepayment shall be applied in accordance with paragraph 12 below and shall not postpone the due date of any subsequent periodic installments or the Maturity Date, or change the amount of such installments due, unless Lender shall otherwise agree in writing.

      7. Late Charges. If Borrower fails to pay the installments of interest on any due date provided for herein or within ten (10) days thereafter, then Borrower further promises to pay a late payment charge equal to five percent (5%) of the amount of the unpaid installment as liquidated compensation to Lender for the extra expense to Lender to process and administer the late payment, Borrower agreeing, by execution hereof, that any other measure of compensation for a late payment is speculative and impossible to compute. This provision for late charges shall not be deemed to extend the time for payment or be a "grace period" or "cure period" that gives Borrower a right to cure a Default or Default Condition. Imposition of late charges is not contingent upon the giving of any notice or lapse of any cure period provided for in the Loan Documents and shall not be deemed a waiver of any right or remedy of Lender, including without limitation, acceleration of this Note.

      8. Maturity Date. The then outstanding principal balance plus all accrued but unpaid interest shall be due and payable on January 22, 2004 (the "Maturity Date").

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

      9. Default. Any failure of Borrower or any Guarantor to comply with any term, covenant, or condition of this Note, including, without limitation, Borrower's failure to pay principal, interest, or expenses when same shall become due, or the existence of any Default Condition or Default under the Loan Documents, shall be deemed, at the option of Lender, a Default under this Note.

      10. Acceleration. Upon the occurrence of a Default hereunder or under the terms of any one or more of the Loan Documents, Lender may declare the then outstanding principal and all accrued but unpaid interest immediately due and payable and upon acceleration and thereafter this Note shall bear interest at the Default Rate, hereinafter defined, until all indebtedness evidenced hereby and secured by the Loan Documents has been paid in full. Further, in the event of such acceleration, the Loan, and all other indebtedness of Borrower to Lender arising out of or in connection with the Loan shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by Borrower. Any judgment rendered on this Note shall bear interest at the Default Rate (as herein defined).

      11. Default Rate. After default or maturity or upon acceleration, and thereafter, the unpaid indebtedness then evidenced by this Note and due under and secured by the Loan Documents shall bear interest at a fixed rate equal to the lesser of (a) the maximum rate then permitted under applicable law, or (b) eighteen percent (18%) per annum.

      12. Application of Payments. All sums received by Lender for application to the Loan may be applied by Lender to late charges, expenses, costs, interest, principal, and other amounts owing to Lender in connection with the Loan in the order selected by Lender in its sole discretion.

      13. Expenses. In the event this Note is not paid when due on any stated or accelerated maturity date, or should it be necessary for Lender to enforce any other of its rights under this Note, or the Loan Documents, Borrower will pay to Lender, in addition to principal, interest and other charges due hereunder or under the Loan Documents, all costs of collection or enforcement, including reasonable attorneys' fees, paralegal fees, legal assistants' fees, costs and expenses, whether incurred with respect to collection, litigation, bankruptcy proceedings, interpretation, dispute, negotiation, trial, appeal, defense of actions instituted by a third party against Lender arising out of or related to the Loan, enforcement of any judgment based on this Note, or otherwise, whether or not a suit to collect such amounts or to enforce such rights is brought or, if brought, is prosecuted to judgment.

      14. Waiver. All persons now or at any time liable for payment of this Note, whether directly or indirectly, including, without limitation, any Guarantor, hereby waive presentment, protest, notice of protest and dishonor. The undersigned expressly consents to any extensions and renewals, in whole or in part, to the release of any or all Guarantors or co-makers and any collateral security or portions thereof, given to secure this Note, and all delays in time of payment or other performance which Lender may grant, in its sole discretion, at any time and from time to time without limitation, all without any notice or further consent of Borrower, and any such grant by Lender shall not be deemed a Waiver of any subsequent delay or any of Lender's rights hereunder or under the Loan Documents.

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      15. Usury. In no event shall this or any other provision  herein or in the
Loan Documents, permit the collection of any interest which would be usurious under the laws of the State of Florida. If any such interest in excess of the maximum rate allowable under applicable law has been collected, Borrower agrees that the amount of interest collected above the maximum rate permitted by applicable law, together with interest thereon at the rate required by applicable law, shall be refunded to Borrower, and Borrower agrees to accept such refund, or, at Borrower's option, such refund shall be applied as a principal payment hereunder.

      16. Modification. This Note may not be changed orally, but only by an agreement in writing signed by the Lender and Borrower.

      17. Applicable Law. This Note shall be governed by and construed in accordance with the laws of the State of Florida.

      18. Successors and Assigns. As used herein, the terms "Borrower" and "Lender" shall be deemed to include their respective heirs, personal representatives, successors and assigns. The owner of this Note may, from time to time, sell or offer to sell the loan evidenced by this Note, or interests therein, to one or more assignees or participants and is hereby authorized to disseminate any information it has pertaining to the Loan evidenced by this Note, including, without limitation, any security for this Note and credit information on Borrower, any of its principals and any Guarantor of this Note, to any company affiliated with the owner of this Note, any assignee or participant, and to the extent, if any, specified in any such assignment or participation, such affiliated companies, assignee(s) or participant(s) shall have the rights and benefits with respect to this Note, and the other Loan Documents as such person(s) would have if such person(s) were Lender hereunder. The owner of this Note may also disclose any such information to any regulatory body having jurisdiction over Lender.

      19. Severability. In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal, or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Note operates or would prospectively operate to invalidate this Note, then and in any of those events, only such provision or provisions shall be deemed null and void and shall not affect any other provision of this Note. The remaining provisions of this Note shall remain operative and in full force and effect and shall in no way be affected, prejudiced, or disturbed thereby. In the event any provisions of this Note are inconsistent with the provisions of any of the other Loan Documents, or any other agreements or documents executed in connection with this Note, this Note shall control.

      20. Captions: Pronouns. Captions are for reference only and in no way limit the terms of this Note. The pronouns used in this instrument shall be construed as masculine, feminine, or neuter as the occasion may require. Use of the singular includes the plural, and vice versa.

      21. Business Day. Any reference herein or in the Loan Documents to a day or business day shall be deemed to refer to a banking day which shall be a day on which Lender is open for the transaction of business, excluding any national holidays, and any performance which would otherwise be required on a day other than a banking day shall be timely performed in such instance, if performed on the next succeeding banking day. Notwithstanding such timely performance, interest shall continue to accrue hereunder until such payment or performance has been made,

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      22. WAIVER OF JURY TRIAL.  THE PARTIES  MUTUALLY AGREE THAT NEITHER PARTY,
NOR ANY ASSIGNEE, SUCCESSOR, HEIR, OR LEGAL REPRESENTATIVE OF THE PARTIES (ALL OF WHOM ARE HEREINAFTER REFERRED TO AS THE "PARTIES") SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER LITIGATION PROCEDURE BASED UPON OR ARISING OUT OF THIS NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RELATED AGREEMENT OR INSTRUMENT, ANY OTHER COLLATERAL FOR THE DEBT OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG THE PARTIES, OR ANY OF THEM. NONE OF THE PARTIES WILL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY NEGOTIATED BY THE PARTIES WITH LENDER. THE WAIVER CONTAINED HEREIN IS IRREVOCABLE, CONSTITUTES A KNOWING AND VOLUNTARY WAIVER, AND SUBJECT TO NO EXCEPTIONS. LENDER HAS IN NO WAY AGREED WITH OR REPRESENTED TO BORROWER, ANY GUARANTOR, OR ANY OTHER PARTY THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

      IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed the 29th of August, 2003, effective July 22, 2003.


                                          Robotic Workspace Technologies, Inc.,
                                          a Maryland corporation


                                          By: /s/ Walter K. Weisel
                                          ------------------------
                                          Walter K. Weisel
                                          Its: President